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                      [LETTERHEAD OF FTP SOFTWARE, INC.]

                                                                       EXHIBIT 5



                                       December 30, 1997


FTP Software, Inc.
2 High Street
North Andover, Massachusetts  01845

        Re:  Registration Statement on Form S-8
             ----------------------------------

Ladies and Gentlemen:

        This opinion is furnished to you in connection with the registration statement on Form S-8 (the "Registration Statement") filed by FTP Software, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended ("the Act"), for the registration of 5,690,338 shares of common stock, $.01 par value (the "Shares"), that may be issued pursuant to awards granted under the FTP Software, Inc.
1997 Employee Equity Incentive Plan (the "Plan").

        I am Senior Vice President and General Counsel of the Company and have acted as counsel for the Company in connection with the Registration Statement and am familiar with the actions taken by the Company in connection therewith. For purposes of this opinion, I have examined copies of the Registration Statement and the Plan and such other documents as I have deemed appropriate.

        Based upon the foregoing, I am of the opinion that, when the Shares have been issued and sold and consideration received by the Company therefor in accordance with the terms of the Plan, the Shares will have been validly issued and will be fully paid and non-assessable.

        I hereby consent to the filing of this opinion as part of the Registration Statement. In rendering this opinion and in giving such consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

                                       Very truly yours,

                                       /s/ Douglas F. Flood

                                       Douglas F. Flood., Esq.
                                       Senior Vice President and General Counsel